GAIN Capital Reports Fourth Quarter and Full Year 2017 Results

BEDMINSTER, N.J., March 8, 2018 /PRNewswire/ -- GAIN Capital Holdings, Inc. ("GAIN") (NYSE: GCAP), a leading global provider of online trading services, announced financial results for the fourth quarter and full year 2017.

Key Financial Results

•	Net revenue of $308.6 million for the year and $69.7 million for the fourth quarter 2017

•	GAAP net loss of $11.2 million, or $0.20 per share, for the full year; GAAP net loss of $3.7 million, or $0.08 per share, for the fourth quarter

•	Adjusted net loss of $9.4 million, or $0.20 per share, for the full year; adjusted net loss of $4.5 million, or $0.10 per share, for the fourth quarter

•	The U.S. Tax Cuts and Jobs Act decreased adjusted net income by $3.1 million, or $0.10 per share, for the full year, and $5.7 million, or $0.13 per share, for the fourth quarter

•	Adjusted EBITDA of $35.1 million for the year and $7.3 million for the fourth quarter

Operating Highlights

•	Year-end total retail client assets of $749.6 million, up 25% year-over-year

•	Full year new funded direct accounts increased 12% year-over-year

•	ECN average daily volume increased 37% and 22% year-over-year for the full year and fourth quarter, respectively

•	Achieved $18.6 million in cost savings against $15 million target

A summary of GAIN’s financial results is included in the chart below.

	Three Months Ended		Fiscal Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net (Loss)/Income	$(3.7)	$20.8	$(11.2)	$35.3
Adjusted Net (Loss)/Income(1)	$(4.5)	$20.8	$(9.4)	$45.0

Net Revenue	$69.7	$115.8	$308.6	$411.8
Operating Expenses	(62.4)	(78.9)	(273.5)	(312.2)
Adjusted EBITDA(1)	$7.3	$36.9	$35.1	$99.6

Diluted GAAP EPS	$(0.08)	$0.42	$(0.20)	$0.67
Adjusted EPS(1)	$(0.10)	$0.43	$(0.20)	$0.92
___________________________________
Note: Dollars in millions, except per share amounts and where noted otherwise. Columns may not add due to rounding.
1See below for reconciliation of non-GAAP financial measures.

"Our financial performance in 2017 reflects the considerable headwinds caused by the lowest market volatility levels over the past decade,” commented Glenn Stevens, CEO of GAIN. “Despite the macro pressure on our business, we saw areas of growth, particularly in direct client assets and our ECN platform, which has been taking market share and increasing trading volume. In the first two months of 2018, with a resurgence of market volatility, we are seeing positive returns on our efforts to grow client assets and direct accounts in the form of significant increases in client trading volumes and strong revenues in the first part of the year."

Quarterly Operating Metrics

	Q4 17	Q4 16	Year-over-year Change
Retail Segment
OTC Trading Volume (1)(2)	$563.1	$637.0	(11.6)%
OTC Average Daily Volume	$8.8	$9.8	(10.2)%
12 Month Trailing Active OTC Accounts (3)	132,262	126,528	4.5%
3 Month Trailing Active OTC Accounts (3)	80,122	72,447	10.6%

Institutional Segment
ECN Volume (1)	$734.3	$612.2	19.9%
ECN Average Daily Volume	$11.5	$9.4	22.3%
Swap Dealer Volume (1)	$155.8	$216.6	(28.1)%
Swap Dealer Average Daily Volume	$2.4	$3.3	(27.3)%

Futures Segment
Number of Futures Contracts	1,623,656	1,834,393	(11.5)%
Futures Average Daily Contracts	25,772	29,117	(11.5)%
12 Month Trailing Active Futures Accounts (3)	7,838	8,368	(6.3)%
_______________________________________
All volume figures reported in billions.
1 US dollar equivalent of notional amounts traded.
2 For the quarter, indirect volume represented 29% of total retail OTC trading volume.
3 Accounts that executed a transaction during the relevant period.

Capital Return and Dividend
In the fourth quarter, GAIN focused on returning capital to shareholders through dividends, which amounted to approximately $2.7 million.

For the full year 2017, excluding the buyback in conjunction with the Convertible Senior Notes offering, GAIN repurchased 1,653,297 shares of stock at an average price of $6.80.

Including the buyback in conjunction with the Convertible Senior Notes offering, during the full year GAIN repurchased 3,776,283 shares of stock at an average price of $6.82.

For the twelve months ended 2017, GAIN returned a total of $37.0 million to shareholders in the form of share repurchases and dividends.

GAIN’s Board of Directors declared a quarterly cash dividend of $0.06 per share of the Company’s common stock. The dividend is payable on March 30, 2018 to shareholders of record as of the close of business on March 27, 2018.

February Operating Metrics

	Feb-18	Jan-18	Feb-17	Sequential Change	Year-over-year Change
Retail Segment
OTC Trading Volume (1)	$283.5	$249.0	$170.2	13.9%	66.6%
OTC Average Daily Volume	$14.2	$11.3	$8.5	25.7%	67.1%
12 Month Trailing Active OTC Accounts (2)	133,545	132,783	131,192	0.6%	1.8%
3 Month Trailing Active OTC Accounts (2)	80,681	81,034	76,513	(0.4)%	5.4%

Institutional Segment
ECN Volume (1)	$322.7	$305.0	$221.6	5.8%	45.6%
ECN Average Daily Volume	$16.1	$13.9	$11.1	15.8%	45.0%
Swap Dealer Volume (1)	$53.8	$56.0	$61.5	(3.9)%	(12.5)%
Swap Dealer Average Daily Volume	$2.7	$2.5	$3.1	8.0%	(12.9)%

Futures Segment
Number of Futures Contracts	714,322	674,160	589,538	6.0%	21.2%
Futures Average Daily Contracts	37,596	32,103	31,028	17.1%	21.2%
12 Month Trailing Active Futures Accounts (2)	7,972	7,924	8,221	0.6%	(3.0)%
_________________________________________
All volume figures reported in billions.
1 US dollar equivalent of notional amounts traded.
2 Accounts that executed a transaction during the relevant period.

Conference Call
GAIN will host a conference call March 8, 2018 at 4:30 p.m. ET. Participants may access the live call by dialing +1.888.349.0112 (US Domestic), or +1.412.317.6001 (International). Please let the operator know you would like to join the GAIN Capital call.

A live audio webcast of the call, as well as a PDF copy of the earnings presentation, will be available on the Investor Relations section of the GAIN Capital website (http://ir.gaincapital.com).

An audio replay will be made available for one month starting approximately one hour after the call by dialing +1.877.344.7529 from the U.S. or +1.412.317.0088 from abroad, and entering the passcode 10116793#.

For more corporate information or to sign up for alerts, please visit: http://ir.gaincapital.com.

About GAIN
GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact
Lauren Tarola, Edelman for GAIN Capital
+1 908.731.0737
ir@gaincapital.com

Media Contact
Nicole Briguet, Edelman for GAIN Capital
+1 212.704.8164
pr@gaincapital.com

Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
REVENUES:
Retail revenue	$50.9	96.2	$231.1	$330.7
Institutional revenue	6.8	8.5	30.1	29.0
Futures revenue	8.8	10.3	38.0	47.4
Other revenue	1.4	0.5	4.5	3.5
Total non-interest revenue	68.0	115.4	303.7	410.7
Interest revenue	2.0	0.5	5.8	1.7
Interest expense	0.3	0.2	0.9	0.6
Total net interest revenue	1.7	0.3	4.9	1.1
Net revenue	$69.7	115.8	$308.6	$411.8
EXPENSES:
Employee compensation and benefits	$20.9	25.1	$95.2	$101.9
Selling and marketing	8.0	10.2	31.2	28.7
Referral fees	11.0	17.3	53.7	70.8
Trading expenses	6.6	8.1	29.0	31.2
General and administrative	11.8	11.2	45.7	55.0
Depreciation and amortization	4.9	3.7	17.9	13.9
Purchased intangible amortization	4.1	3.6	16.1	15.0
Communications and technology	5.2	4.7	19.7	20.5
Bad debt provision	(0.3)	2.2	(0.2)	4.2
Restructuring expenses	—	—	—	1.0
Integration expenses	—	0.3	—	2.8
Legal settlement	—	—	—	9.2
Impairment of investment	0.6	—	0.6	—
Total operating expense	72.9	86.4	308.9	354.2
OPERATING (LOSS)/PROFIT	(3.2)	29.4	(0.3)	57.7
Interest expense on long term borrowings	3.5	2.6	11.8	10.4
Loss on extinguishment of debt	—	—	4.9	—
(LOSS)/INCOME BEFORE INCOME TAX (BENEFIT)/EXPENSE	(6.7)	26.7	(17.1)	47.2
Income tax (benefit)/expense	(3.4)	5.6	(6.9)	9.8
Equity in net loss of affiliate	(0.2)	—	(0.3)	(0.1)
NET (LOSS)/INCOME	(3.5)	21.1	(10.6)	37.4
Net income attributable to non-controlling interest	0.2	0.3	0.6	2.1
NET (LOSS)/INCOME APPLICABLE TO GAIN CAPITAL HOLDINGS, INC.	$(3.7)	$20.8	$(11.2)	$35.3
(Loss)/earnings per common share:
Basic	$(0.08)	$0.42	$(0.20)	$0.67
Diluted	$(0.08)	$0.42	$(0.20)	$0.67
Weighted average common shares outstanding used in computing (loss)/earnings per common share:
Basic	45,090,984	48,535,293	46,740,097	48,588,917
Diluted	45,090,984	48,763,072	46,740,097	48,785,674
_________________________
Note: Dollars in millions, except share, per share data and where noted otherwise. Columns may not add due to rounding.

Condensed Consolidated Balance Sheets
(unaudited)

	December 31,	December 31,
	2017	2016
ASSETS:
Cash and cash equivalents	$209.7	$234.8
Cash and securities held for customers	978.8	945.5
Receivables from brokers	78.5	61.1
Property and equipment, net of accumulated depreciation	40.7	36.5
Intangible assets, net of accumulated amortization	62.0	67.4
Goodwill	33.0	32.1
Other assets	45.9	52.8
Total assets	$1,448.6	$1,430.1
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Payables to customers	$978.8	$945.5
Payables to brokers	2.8	—
Accrued compensation and benefits	10.1	13.6
Accrued expenses and other liabilities	33.9	41.5
Income tax payable	0.6	4.0
Convertible senior notes	132.2	124.8
Total liabilities	$1,158.5	$1,129.3
Redeemable non-controlling interests	$4.4	$6.6
Shareholders’ equity	285.7	294.2
Total liabilities and shareholders' equity	$1,448.6	$1,430.1
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted EPS
Adjusted net income/(loss) is a non-GAAP financial measure and represents our net income/(loss) excluding restructuring, acquisition and integration related expenses, adjustment to fair value of contingent consideration and other non-recurring items. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our non-GAAP financial performance to that of other companies. We believe our reporting of adjusted net income/(loss) assists investors in evaluating our operating performance. However, because adjusted net income/(loss) is not a measure of financial performance calculated in accordance with GAAP, this measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income/(loss).

Net Income/(Loss) to Adjusted Net Income/(Loss) and Adjusted EPS
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net (loss)/income applicable to Gain Capital Holdings Inc.	$(3.7)	$20.8	$(11.2)	$35.3
Income tax (benefit)/expense	(3.4)	5.6	(6.9)	9.8
Equity in net loss of affiliate	0.2	—	0.3	0.1
Non-controlling interest	0.2	0.3	0.6	2.1
Pre-tax (loss)/income	$(6.7)	$26.7	$(17.1)	$47.2
Adjustments (1)	1.4	0.3	6.4	13.0
Adjusted pre-tax (loss)/income	$(5.2)	$27.0	$(10.7)	$60.3
Normalized Income Tax	1.1	(5.9)	2.2	(13.3)
Equity in net loss of affiliate	(0.2)	—	(0.3)	(0.1)
Non-controlling interest	(0.2)	(0.3)	(0.6)	(2.1)
Adjusted net (loss)/income	$(4.5)	$20.8	$(9.4)	$45.0

Adjusted (loss)/earnings per common share
Basic	$(0.10)	$0.43	$(0.20)	$0.93
Diluted	$(0.10)	$0.43	$(0.20)	$0.92

Weighted average common shares outstanding used in computing adjusted (loss)/earnings per common share
Basic	45,090,984	48,535,293	46,740,097	48,588,917
Diluted	45,090,984	48,763,072	46,740,097	48,785,674
_____________________________
1 Other items include impairment of investment and other corporate expenses
Note: Dollars in millions, except per share data and where noted otherwise. Columns may not add due to rounding.

Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is a non-GAAP financial measure that represents our earnings/(loss) before interest, taxes, depreciation and amortization, purchased intangible amortization, restructuring, acquisition and integration-related expenses, legal settlement, and non-controlling interest. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our non-GAAP financial performance to that of other companies. We believe our reporting of adjusted EBITDA assists investors in evaluating our operating performance. However, because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, this measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income/(loss).

Reconciliation of GAAP Net Income/(Loss) to Adjusted EBITDA and Adjusted EBITDA Margin
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net revenue	$69.7	$115.8	$308.6	$411.8
Net (loss)/income applicable to Gain Capital Holdings Inc.	(3.7)	20.8	(11.2)	35.3
Net (loss)/income margin %	(5)%	18%	(4)%	9%

Net (loss)/income	$(3.7)	$20.8	$(11.2)	$35.3
Depreciation and amortization	4.9	3.7	17.9	13.9
Purchased intangible amortization	4.1	3.6	16.1	15.0
Interest expense on long term borrowings	3.5	2.6	11.8	10.4
Income tax (benefit)/expense	(3.4)	5.6	(6.9)	9.8
Legal settlement	0.0	0.0	0.0	9.2
Restructuring expenses	0.0	0.0	0.0	1.0
Integration expenses	0.0	0.3	0.0	2.8
Impairment of investment	0.6	0.0	0.6	0.0
Equity in net loss of affiliate	0.2	0.0	0.3	0.1
Net income attributable to non-controlling interest	0.2	0.3	0.6	2.1
Loss on extinguishment of debt	0.0	0.0	4.9	0.0
Other corporate expenses	0.8	0.0	0.8	0.0
Adjusted EBITDA	$7.3	$36.9	$35.1	$99.6
Adjusted EBITDA Margin(1)	10%	32%	11%	24%
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
1Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue.

Segment Information:
ASC 280, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker, or decision making group, in deciding how to allocate resources and in assessing performance. Reportable segments are defined as an operating segment that either (a) exceeds 10% of revenue, or (b) reported profit or loss in absolute amount exceeds 10% of profit of all operating segments that did not report a loss or (c) exceeds 10% of the combined assets of all operating segments. The Company’s operations relate to global trading services and solutions. Based on the Company’s management strategies, and common production, marketing, development and client coverage teams, the Company has concluded that it operates in three operating segments: Retail Segment, Institutional Segment and Futures Segment.

Retail

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Trading Revenue	$50.9	$96.2	$231.1	$330.7
Other Retail Revenue	1.9	1.3	6.3	5.6
Total Revenue	52.8	97.5	237.4	336.3

Employee Comp & Ben	14.0	14.4	60.9	62.4
Marketing	7.5	9.9	29.9	27.7
Referral Fees	7.8	13.5	39.7	55.1
Other Operating Expense	14.9	18.3	61.7	75.5
Segment Profit	$8.6	$41.4	$45.2	$115.7
Segment Profit Margin %	16%	42%	19%	34%
Institutional

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
ECN	$5.3	$5.7	$23.0	$20.6
Swap Dealer	1.7	3.0	7.9	9.6
Other Revenue	0.2	0.0	0.2	0.0
Total Revenue	7.1	8.7	31.2	30.2

Employee Comp & Ben	2.8	4.3	13.9	14.5
Marketing	—	—	0.1	—
Other Operating Expense	3.0	3.0	12.3	10.4
Segment Profit	$1.2	$1.4	$4.9	$5.4
Segment Profit Margin %	17%	16%	16%	18%
____________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Futures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue	$9.5	$10.5	$40.3	$48.1

Employee Comp & Ben	2.0	2.6	9.4	12.0
Marketing	0.2	0.3	0.8	1.0
Referral Fees	3.2	3.8	14.0	15.7
Other Operating Expense	3.1	3.3	12.9	14.8
Segment Profit	$1.1	$0.6	$3.2	$4.7
Segment Profit Margin %	11%	6%	8%	10%

Corporate and Other

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue	$0.2	$(1.0)	$(0.2)	$(2.8)

Employee Comp & Ben	2.0	3.8	11.1	13.1
Marketing	0.3	0.0	0.4	0.0
Other Operating Expense	1.5	1.6	6.5	10.2
Loss	$(3.6)	$(6.4)	$(18.1)	$(26.1)
____________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Reconciliation of Segment Profit to Income Before Income Tax Expense

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Retail segment	$8.6	$41.4	$45.2	$115.7
Institutional segment	1.2	1.4	4.9	5.4
Futures segment	1.1	0.6	3.2	4.7
Corporate and other	(3.6)	(6.4)	(18.1)	(26.1)
Segment Profit	$7.3	$36.9	$35.1	$99.6

Depreciation and amortization	4.9	3.7	17.9	13.9
Purchased intangible amortization	4.1	3.6	16.1	15.0
Restructuring expenses	—	—	—	1.0
Integration expenses	—	0.3	—	2.8
Legal settlement	—	—	—	9.2
Impairment of investment	$0.6	$—	$0.6	$—
Other corporate expenses	$0.8	$—	$0.8	$—
Operating (loss)/profit	$(3.2)	$29.4	$(0.3)	$57.7
Interest expense on long term borrowings	3.5	2.6	11.8	10.4
Loss on extinguishment of debt	$—	$—	$4.9	$—
(Loss)/income before income tax (benefit)/expense	$(6.7)	$26.7	$(17.1)	$47.2
____________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Forward-Looking Statements:
In addition to historical information, this earnings release contains "forward-looking" statements that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital's annual report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 15, 2017, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.